EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 POS (Amendment No. 4) of our report dated October 16, 2003, on our audits of the consolidated financial statements of FreeStar Technology Corporation as of June 30, 2003 and 2002 and for the year ended June 30, 2003 and the period from May 25, 2001 (inception) to June 30, 2002.

/S/ STONEFIELD JOSEPHSON, INC.

Certified Public Accountants
Irvine, California

January 21, 2005